Exhibit 21.1

                                COST-U-LESS, INC.

                         Subsidiaries of the Registrant


Name of Subsidiary                      State/Country of Incorporation
------------------                      ------------------------------

CULNEV, Inc.                            Nevada
CULGUAM, Inc.                           Guam
CUL, Inc.                               Guam
CULSAMOA, Inc.                          Samoa
CULUSVI, Inc.                           Virgin Islands
CUL (Curacao) N.V.                      Netherlands Antilles
CUL (Fiji)                              Fiji Islands
CUL (NZ)                                New Zealand
CUL (Aust)                              Australia
CUL (Aruba) N.V.                        Netherlands Antilles
CULVAN Limited                          Republic of Vanuatu